                                                                EXHIBIT 10.25

                                PROMISSORY NOTE


$60,000                      San Diego, California           Dated: May 22, 1996


        FOR VALUE RECEIVED, the undersigned, MARVIN R. BROWN an individual, promises to pay to the order of ALANEX CORPORATION, a California Corporation, at 3550 General Atomics Ct., San Diego, California, the principal sum of Sixty Thousand Dollars ($60,000). Interest shall be paid annually in three installments from the date of this note until May, 1999 at which time the entire balance of unpaid principal shall be due and payable in full, along with any unpaid interest. Interest is payable at the minimum rate of interest required to avoid imputed interest. Any installment, when paid, shall be credited first on interest then due and the remainder on principal, and interest shall thereupon cease upon the principal so credited.

        Should interest not be paid when due, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate allowed by law.

        The borrower hereunder shall have the right, at any time, to repay all or any portion of the principal amount of this Note without penalty.

        If default be made in the payment when due of any part or installment of principal or interest under this Note, then the whole sum of principal then unpaid, together with accrued interest thereon, shall become immediately due and payable at the option of the holder of this Note, without notice.

        The provisions hereof shall be binding upon the successors and assigns of the borrower hereunder, and shall insure to the benefit of the holder of this Note, and his respective heirs, legal representatives, successors and assigns.

        Principal and interest are payable in lawful money of the United States of America. Should default be made in payment and if action is instituted on this Note, the undersigned promises to pay such sum as the court may fix as attorney's fees. This Note shall be governed by and construed in accordance with the laws of the State of California.


                                        /s/ Marvin R. Brown
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                                            Marvin R. Brown